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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):         December 31, 1999



                             THE VANTIVE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-26592                 77-0266662
 (State or Other Jurisdiction      (Commission File          (I.R.S. Employer
      of Incorporation )                Number)           Identification Number)

                              2525 AUGUSTINE DRIVE
                              SANTA CLARA, CA 95054
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:       (408) 982-5700



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        On December 29, 1999 the Registrant's stockholders approved the merger of the Registrant with a wholly-owned subsidiary of PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), with the Registrant as the surviving company (the "Merger"). The Merger became effective on December 31, 1999. As a result of the Merger, the Registrant became a wholly-owned subsidiary of PeopleSoft resulting in PeopleSoft's control of the Registrant. The consideration paid by PeopleSoft consisted of newly issued shares of PeopleSoft's common stock. PeopleSoft will issue 0.825ths of a share of its common stock in exchange for each share of the Registrant's issued and outstanding common stock, with cash being paid in lieu of fractional shares. As a result of the Merger, PeopleSoft is the direct beneficial owner of 100% of the voting securities of the Registrant.

        PeopleSoft has entered into employment agreements with Marie Alexander, Guy DuBois and Eric Miles whereby Ms. Alexander and Messrs. DuBois and Miles agree to remain employed by PeopleSoft or one of its subsidiaries after the Merger.

        There are no other arrangements of which the Registrant is aware, the operation of which may at a subsequent date result in a change of control of the Registrant.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of December 31, 1999.

                                      THE VANTIVE CORPORATION


                                      By:    /s/ Stephen F. Hill
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                                           Stephen F. Hill
                                           President and Chief Financial Officer